CONSENT OF COUNSEL




                  We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A of North Carolina Daily Municipal Income Fund, Inc. as filed with the Securities and Exchange Commission on December 29, 2000.








PAUL, HASTINGS, JANOFSKY & WALKER LLP


/S/ Paul, Hastings, Janofsky & Walker LLP

New York, New York

December 29, 2000